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                                                                    Exhibit 23.3



                   Consent of Person About to Become Director

     As a person who has not signed this Registration Statement, but who is named herein as about to become a director, I hereby consent to the inclusion of such information and my name in this Registration Statement.

                              /s/ Lawrence A. Hough
                              ______________________________________
                              Lawrence A. Hough